UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2018

AMERICAN AIRLINES GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8400	75-1825172
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 Amon Carter Blvd., Fort Worth, Texas	76155
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(817) 963-1234

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging Growth Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 8.01	OTHER EVENTS

On April 25, 2018, the Board of Directors of American Airlines Group Inc. (the “Company”) approved a revised Third Amended and Restated Bylaws (the “Restated Bylaws”) in connection with permitting stockholders who hold, in the aggregate, at least 20% of the voting power of the outstanding shares of the Company to call a special meeting of stockholders. The Restated Bylaws filed herewith supersede the form of Restated Bylaws previously filed on Form 8-K on February 21, 2018.

The effectiveness of the Restated Bylaws is subject to and conditioned upon the approval by the Company’s stockholders, at the Company’s 2018 annual meeting of stockholders, of the amendment to the Company’s Restated Certificate of Incorporation to permit stockholders who hold, in the aggregate, at least 20% of the voting power of the outstanding shares of the Company to call a special meeting of stockholders (the “Charter Amendment”). The Company’s current Bylaws will remain in effect unless and until stockholders approve the Charter Amendment.

The Restated Bylaws are filed as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference. Exhibit 99.1 is blacklined to show the amendments reflected in the Restated Bylaws as compared to the Company’s current Bylaws.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit	Description

99.1	Proposed Third Amended and Restated Bylaws of American Airlines Group Inc. (marked to show the Amendments to the Second Amended and Restated Bylaws as currently in effect).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, American Airlines Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN AIRLINES GROUP INC.

Date: April 30, 2018	By:	/s/ Stephen L. Johnson
Stephen L. Johnson
Executive Vice President, Corporate Affairs